EXHIBIT 10.5


                        ADDENDUM TO EMPLOYMENT AGREEMENT

              The Employment Agreement dated December 1, 1993 between Ocurest Laboratories and Larry M. Reid is hereby amended to reflect the employee's new position as of July 1, 1996 as Senior Vice President & Chief Administrative Officer and Secretary.

              Paragraph 5 of the Agreement is replaced in its entirety with the following amendment:

         5. DUTIES: During the Employment Period the Employee shall report directly to the President & Chief Executive Officer and shall furnish all manner of services in connection with his position as Senior Vice President & Chief Administrative Officer as would be expected from a person holding a similar position in a similar Company. The Employee shall devote his full time, energy and skill to the service of the Company and the promotion of its interests, and shall use his beat efforts in the performance of his services hereunder.



Dated: June 19, 1996                       OCUREST LABORATORIES, INC.



                                           By: /s/ EDMUND G. VIMOND, JR.
                                               -------------------------
                                               Edmund G. Vimond, Jr.
                                               President





                                               /s/ LARRY M. REID
                                               -----------------
                                               Larry M. Reid